As filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-123091

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3173050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Winding Brook Drive
Glastonbury, Connecticut	06033
(Address of Principal Executive Offices)	(Zip Code)

2000  Stock Incentive Plan

(Full Title of the Plan)

Louis Hernandez, Jr.

Chairman of the Board and Chief Executive Officer

300 Winding Brook Drive

Glastonbury, Connecticut 06033

(Name and Address of Agent For Service)

(860) 652-3155

(Telephone Number, Including Area Code, of Agent For Service)

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-123091) filed on December 23, 2003, pertaining to shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), to be offered under the 2000 Stock Incentive Plan.

     The undersigned Registrant hereby removes and withdraws from registration all shares of the Company’s Common Stock and any additional securities registered pursuant to this Registration Statement that remain unissued.

Item 8.  Exhibits

The following document is filed as an exhibit to this Registration Statement:

Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glastonbury, state of Connecticut, on this 25th day of January 2007.

OPEN SOLUTIONS INC.

By:	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-8 has been signed below by the following persons in the capacities indicated on January 25, 2007.

Signature	Title

/s/ Louis Hernandez, Jr.	Chairman & Principal Executive Officer
Louis Hernandez, Jr.

/s/ Kenneth Saunders	Principal Financial & Accounting Officer
Kenneth Saunders

*	Director
Julie Richardson

*	Director
Campbell Dyer

*	Director
Christopher Gunther

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment to Form S-8 on behalf of the above-named officers and directors of Open Solution Inc. on this 25th day of January, 2007, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment to Form S-8.

*By:	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney